UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 12, 2017

FS Investment Corporation IV

(Exact name of Registrant as specified in its charter)

Maryland (State or other jurisdiction of incorporation)	814-01151 (Commission File Number)	47-3258730 (I.R.S. Employer Identification No.)

201 Rouse Boulevard Philadelphia, Pennsylvania (Address of principal executive offices)		19112 (Zip Code)

Registrant’s telephone number, including area code: (215) 495-1150

None

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐     Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.     ☐

Item 5.07. Submission of Matters to a Vote of Security Holders.

FS Investment Corporation IV (the “Company”) held its Annual Meeting of Stockholders (the “Annual Meeting”) on June 12, 2017. As of April 20, 2017, the record date for the determination of stockholders entitled to notice of, and to vote at, the Annual Meeting, 20,394,115 shares of common stock were eligible to be voted. At the Annual Meeting, stockholders present in person or by proxy did not represent more than one-third of the outstanding shares of common stock and, therefore, a quorum was not present for the conduct of business. The Company adjourned the Annual Meeting to permit additional time to solicit stockholder votes.

The reconvened meeting (the “Reconvened Meeting”) will be held on July 17, 2017 at 2:00 p.m., Eastern Time, at 201 Rouse Boulevard, Philadelphia, Pennsylvania 19112. Stockholders have been asked to consider and act upon the following proposals, each of which are described in the Company’s definitive proxy statement filed with the Securities and Exchange Commission (the “SEC”) on April 28, 2017 (the “Proxy Statement”):

•	Proposal No. 1 – the election of nine members to the board of directors of the Company to serve until the 2018 annual meeting of stockholders and until their successors are duly elected and qualified;
•	Proposal No. 2 – the ratification of the appointment of RSM US LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2017; and
•	Proposal No. 3 – the amendment and restatement of the Company’s charter to reflect certain amendments described in the Proxy statement.

Valid proxies submitted prior to the Annual Meeting will continue to be valid for the Reconvened Meeting, unless properly changed or revoked prior to votes being taken at the Reconvened Meeting. The record date of April 20, 2017 will remain the same for the Reconvened Meeting.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FS Investment Corporation IV

Date:	June 15, 2017	By:	/s/ Stephen S. Sypherd
Stephen S. Sypherd
Vice President